Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2005, which appears in Sutron Corporation’s Annual Report on Form 10-KSB as amended, for the year ended December 31, 2004.

/s/ Thompson, Greenspon & Co.
Fairfax, Virginia
June 20, 2005